[CNB Bancshares, Inc. logo]







                                    Notice of
                                 Annual Meeting
                               and Proxy Statement




                         Annual Meeting of Shareholders
                                 April 21, 1998


                                    Page



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                                             March 23, 1998

To the Shareholders
of CNB Bancshares, Inc.


     Notice  is  hereby  given that the Annual Meeting of Shareholders  of  CNB
Bancshares, Inc. will be held at Roberts Municipal Stadium, 2600 Division Street, Evansville, Indiana on April 21, 1998, at 5:00 p.m., Central Daylight Savings Time, for the purpose of considering and voting upon the following matters:

1. The election of three Directors to Class I of the Company's Board of Directors, each to serve a term of three years, until a successor shall have been duly elected and qualified;

2. The adoption of an amendment to the Restated Articles of Incorporation of the Company to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000; and

3. Any other business which may be brought before the meeting or any continuation, postponement or adjournment thereof.


                              DAVID L. KNAPP
                              Secretary



     PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY, IF YOU WISH.

                              CNB BANCSHARES, INC.
                              20 N.W. THIRD STREET
                         EVANSVILLE, INDIANA 47739-0001

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 21, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CNB Bancshares, Inc.(the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on April 21, 1998, at 5:00 p.m., Central Daylight Savings Time, at
Roberts Municipal Stadium, 2600 Division Street, Evansville, Indiana, and at any continuation, postponement or adjournment thereof. This Proxy
Statement and the form of proxy were first mailed to shareholders on March 23, 1998. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made effective by giving written notice to the Company at any time prior to exercise of the proxy.

     Proxies will be solicited by mail. They also may be solicited by officers and employees of the Company, personally or by telephone, or by other electronic means, but such persons will not be specially compensated for their services. All expenses of solicitation will be paid by the Company.

     As of March 5, 1998, there were _________ outstanding shares of the Company's common stock, no par value (the "Common Stock"). The Common Stock is the Company's only class of stock outstanding. Only holders of record of such Common Stock at the close of business on March 5, 1998, are entitled to notice of and to vote at the Meeting. Each holder of Common Stock of record on that date is entitled to one vote for each share of Common Stock held.

     With respect to each matter to be acted upon at the Meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the Meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.


                                 CERTAIN BENEFICIAL OWNERSHIP


     The following table sets forth, as of December 31, 1997, the name and address of the only person or entity known to management of the Company to beneficially own more than 5 percent of the Company's Common Stock:


                            VOTING POWER          INVESTMENT POWER      TOTAL SHARES   PERCENT
NAME & ADDRESS OF         -----------------       -----------------     BENEFICIALLY      OF
BENEFICIAL OWNER          SOLE       SHARED       SOLE       SHARED        OWNED        CLASS
----------------          ----       ------       ----       ------        -----        -----
CNB Bancshares, Inc.    1,743,726    104,400    2,197,230    200,000    2,619,822(a)    12.8

(a) The Company (20 N. W. Third Street, Evansville, Indiana 47739-0001) itself holds no shares as record owner. Subsidiaries of the Company, however, hold shares in various fiduciary capacities and, by virtue of sole or shared voting or investment power with respect to such shares, are deemed to own them beneficially. As parent of its subsidiaries, the Company may be deemed to share voting power or investment power, or both, as to all shares beneficially owned by those subsidiaries and, therefore, may be deemed a beneficial owner of all such shares. It is the practice of the subsidiaries when holding shares as sole trustee or sole executor to vote said shares but, where shares are held as co-executor or co-trustee, approval is obtained from the co-fiduciary prior to voting.

                      ITEM 1.  ELECTION OF DIRECTORS AND
         INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     In accordance with the provisions of the Company's Restated Articles of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as possible, with all Directors to serve three-year terms, and one class to be elected at each Annual Meeting of Shareholders.

     The first item scheduled to be acted upon at the Meeting is the election of three Directors to Class I of the Board of Directors, each to hold office for three years (until the 2001 Annual Meeting of Shareholders) and until his successor shall have been duly elected and qualified. The Indiana Business Corporation Law requires that Directors be elected by a plurality of the votes cast and, therefore, the three nominees receiving the greatest number of votes cast will be elected as Class I Directors.

     All proxies which are received by the Secretary in proper form prior to the election of Directors at the Meeting, and which have not been revoked, will be voted "FOR" the Board of Directors' three nominees for Class I, subject to any specific voting instructions contained therein. All nominees have consented to being named as candidates in this Proxy Statement and have agreed to serve if elected. In the event any nominee declines or is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. The Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve, if elected. Each of the nominees listed herein currently serves as a Director of the Company.

    The following information is provided with respect to each nominee for Director and each present continuing Director whose term of office extends beyond the Meeting:


                       INFORMATION REGARDING NOMINEES FOR
                               CLASS I DIRECTORS
                               -----------------
                             (Term Expiring 2001)

                                                          SHARES OF COMPANY STOCK
                                                         BENEFICIALLY OWNED AS OF
                              PRINCIPAL OCCUPATION(S)        DECEMBER 31, 1997
                              FOR PAST 5 YEARS AND           -----------------
NAME, AGE                     OTHER DIRECTORSHIPS             NUMBER        % (a)
---------                     -------------------             ------        -

EDMUND L. HAFER, JR., 55       President, Edmund L. Hafer     2,910         *
Director of Company since      & Associates, P.C.
1997                           (architectural and
                               engineering services firm).

BURKLEY F. MCCARTHY, 67        President, Fendrich           16,842 (c)     *
Director of Company since      Industries, Inc.
1983                           (diversified manufacturer).

THOMAS W. TRAYLOR, 58          President, Traylor Bros.,    222,376 (c)    1.0
Director of Company since      Inc. (underground and
1983                           marine construction).


           INFORMATION REGARDING DIRECTORS CONTINUING IN OFFICE
                            CLASS II DIRECTORS
                            ------------------
                           (Term Expiring 1999)
                                                            SHARES OF COMPANY STOCK
                                                            BENEFICIALLY OWNED AS OF
                           PRINCIPAL OCCUPATION(S)              DECEMBER 31, 1997
                           FOR PAST 5 YEARS                     -----------------
NAME, AGE                  OTHER DIRECTORSHIPS                  NUMBER        % (a)
---------                  -------------------                  ------        -

H. LEE COOPER III, 59      Chairman of the Board of the       133,060 (b)     *
Director of Company since  Company; prior to March, 1996,
1983                       Chairman of the Board and
                           Chief Executive Officer of the
                           Company.

JOHN D. ENGELBRECHT 46     President, South Central            33,134 (c)     *
Director of Company since  Communications Corporation (a
1983                       broadcasting and communications
                           company).  Mr. Engelbrecht also
                           serves as a director of SIGCORP,
                           Inc. (gas and electric utility
                           holding company).

ROBERT K. RUXER, 48        President, Ruxer Farms, Inc.       277,884 (c)    1.3
Director of Company since  and Rolling Fields, Inc.
1991                       (agricultural farming and
                           apartment rental)




                            CLASS III DIRECTORS
                            -------------------
                           (Term Expiring 2000)

JAMES J. GIANCOLA, 49      President and Chief Executive       84,470 (b)     *
Director of Company since  Officer of the Company since
1994                       March, 1996; President and
                           Chief Operating Officer of the
                           Company from 1994 to March, 1996;
                           prior to 1994, Executive Vice
                           President and Chief Operating
                           Officer of the Company.

ROBERT L. KOCH II, 59      President and Chief Executive      185,808 (c)     *
Director of Company since  Officer, George Koch Sons, Inc.
1983                       (manufacturing).  Mr. Koch also
                           serves as a director of SIGCORP,
                           Inc.(gas and electric utility
                           holding company) and Bindley
                           Western Industries (national
                           wholesale distributor of
                           pharmaceutical and related
                           products).

LAWRENCE J. KREMER, 56     Corporate Vice President,            4,370         *
Director of Company since  Materials, Emerson Electric
1995                       Company (manufacturer of
                           electronic products and
                           systems) since 1993; prior to
                           1993, Senior Vice President,
                           Whirlpool Corp.(manufacturer of
                           major home appliances)


_________________________________________________
*    Represents holdings of less than 1 percent.

(a) The total number of outstanding shares of the Company's Common Stock used to compute the percent of class assumes the exercise of options for the purchase of 1,008,430 shares.

(b) The number of shares listed for Messrs. Cooper and Giancola includes the number of exercisable stock options disclosed in the table on page 9 of the Aggregated Option Exercises in Last Fiscal Year Table.

(c) The number of shares listed for Messrs. McCarthy, Traylor, Engelbrecht, Ruxer and Koch includes 1,158 exercisable stock options.

     Unless otherwise indicated, each of the nominees and Directors has had the same position or another executive position with the same employer during the past five years. Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person directly or indirectly has or shares voting power and/or investment power.

                       INFORMATION REGARDING OTHER DIRECTORS

     The Company and Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), are parties to a certain Agreement and Plan of Reorganization dated as of October 14, 1997 (the "Reorganization Agreement"), pursuant to which Pinnacle will merge (the "Merger") with and into the Company. The Company has agreed, pursuant to the Reorganization Agreement, to cause its Board of Directors to take all requisite action to increase the number of the Company's Directors by three and to fill the three newly created positions with three persons to be mutually selected by the Company and Pinnacle.

     The following information is provided with respect to the three individuals selected by the Company and Pinnacle to serve as Directors of the Company pursuant to the Reorganization Agreement. It is expected that, based upon the anticipated effective time of the Merger, these three individuals will commence service as Directors immediately following the Meeting. If the Merger should not occur for any reason, these individuals will not be appointed Directors of the Company. Shareholders of the Company are not being asked to vote upon or otherwise approve these individuals as Directors of the Company.

     Terrence A. Friedman, age 60, is Chairman of the Board of Trelleborg, a manufacturer of rubber components primarily for the auto industry. Assuming the consummation of the Merger and the conversion of Pinnacle common stock into Company Common Stock in connection therewith, Mr. Friedman would have had beneficial ownership of 36,576 shares of Common Stock based upon the number of shares of Pinnacle common stock he owned as of December 31, 1997. Mr. Friedman will serve as a Class I director.

     James E. Hutton, age 59, has served, since June 1993, as Vice President in charge of operations for Burrell Professional Labs, Inc., a professional photo processing company with operations throughout the United States. Prior thereto, Mr. Hutton was Managing Partner of the Northern Indiana office of Geo.
S. Olive and Co., an accounting firm. Mr. Hutton is a certified public accountant. Assuming the consummation of the Merger and the conversion of Pinnacle common stock into Company Common Stock in connection therewith, Mr. Hutton would have had beneficial ownership of 57,587 shares of Common Stock based upon the number of shares of Pinnacle common stock he owned as of December 31, 1997. Mr. Hutton will serve as a Class II director.

     Alton C. Wendzel, age 67, is President of Greg Farms, Inc., Greg Orchards and Produce, Inc., and Coloma Frozen Foods, Inc., growers and processors of fresh and frozen produce. Assuming consummation of the Merger and the conversion of Pinnacle common stock into Company Common Stock in connection therewith, Mr. Wendzel would have had beneficial ownership of 87,816 shares of Common Stock based upon the number of shares of Pinnacle common stock he owned as of December 31, 1997. Mr. Wendzel will serve as a Class III director.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held ten regular meetings and two special meetings during the fiscal year ended December 31, 1997. During 1997, each Director attended 75 percent or more of the aggregate number of meetings of the Board of Directors and of any committee of which he was a member.

    Directors, other than those who also serve as officers of the Company or its subsidiaries, receive for their services a fee of $5,000 per year and $500 per meeting attended, plus $500 per meeting of other committees attended, with the exception of joint committee meetings held with the Directors of The Citizens National Bank of Evansville, for which a fee of $375 per meeting is paid. Under the terms of the Company's 1995 Stock Incentive Plan, the non-employee Directors of the Company automatically receive 1,000 non-qualified stock options each year on the first business day following each Annual Meeting of Stockholders of the Company at which he or she is elected, reelected, or continues as a Director. The exercise price per share of Common Stock subject to such options equals the market value of a share of Common Stock as of the date of grant and the options become exercisable on the second anniversary of the date of grant. During 1997, each of the non-employee Directors of the Company received 1,050 options each with an exercise price of $40.24 per share of Common Stock, as adjusted to reflect the 5 percent stock dividend issued on September 18, 1997.

     The Board of Directors has an Audit Committee. During 1997, the Audit Committee, consisting of Burkley F. McCarthy (Chairman), Robert K. Ruxer, and
Robert L. Koch II, met four times. The Audit Committee is responsible for monitoring the accounting, auditing and financial reporting practices of the Company and its subsidiaries. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors.


     The Board of Directors has a Nominating and Corporate Governance Committee (the "Nominating Committee") consisting of Robert L. Koch II (Chairman), John D. Engelbrecht, Burkley F. McCarthy, Robert K. Ruxer, H. Lee Cooper III, and James
J. Giancola.   The  Nominating Committee, which is  responsible  for promoting effective recruiting, staffing, and organization of the Company's Board of Directors as well as managing the Board's selfappraisal, process met two times during 1997. The Nominating Committee will consider nominees for Director submitted in writing to the Secretary of the Company.


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of December 31, 1997, the number of shares of Common Stock of the Company owned beneficially, including currently exercisable options and options which become exercisable within 60 days, by certain executive officers including those officers named in the Summary Compensation Table and by Directors and executive officers as a group.

             BENEFICIAL OWNERS               NUMBER (a)    PERCENT OF CLASS (b)
             -----------------               -------       ----------------
H. Lee Cooper III                             133,060              *
James J. Giancola                              84,470              *
David L. Knapp                                 66,922              *
John R. Spruill                                26,874              *
M. Lynn Cooper                                 39,842              *
All Directors, Nominees and Executive
  Officers as a group................       1,263,723             5.9%

______________________________________
*    Represents holdings of less than 1 percent.

(a) The number of shares listed for each named executive officer includes the number of exercisable stock options disclosed in the table on page 10 of the Aggregated Option Exercises in Last Fiscal Year.

(b) The total number of outstanding shares of the Company's Common Stock used to compute the percent of class assumes the exercise of options for the purchase of 1,008,430 shares.


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Federal securities laws, the Company's Directors, its executive officers, and any persons holding more than 10 percent of the Company's Common Stock, if any, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Company, the
Securities  and Exchange Commission and the New York Stock Exchange.   Specific
due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports by these
dates  during  1997.   To  the  Company's knowledge,  based  solely on  written
representations of its Directors and executive officers and a review of copies of the reports that they have filed with the Securities and Exchange Commission, all of these filing requirements were satisfied during the fiscal year ended December 31, 1997 except for Mr. Cecil, a former executive officer, and Mr. Traylor, a director, each of whom had one filing that was made one month late.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation awarded or paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1997.

                           SUMMARY COMPENSATION TABLE

                                                            Long Term
                                             Annual        Compensation
                                          Compensation        Awards
                                        -----------------  ------------
                                                              Option        All Other
Name & Principal Position       Year    Salary      Bonus     Shares      Compensation
--------------------------------------------------------------------------------
                                                     (a)        (b)            (c)
   H. Lee Cooper III            1997   $189,600   $128,928    10,920      $105,688 (d)
 Chairman of the Board;         1996    316,680    236,877    16,538         9,500
Chief Executive Officer         1995    301,600     60,320    18,873         8,783
   until March, 1996

   James J. Giancola            1997    345,000    234,600    19,845        10,350
      President and             1996    283,985    212,421    16,538         8,520
Chief Executive Officer         1995    222,425     44,485    10,184         6,408

     David L. Knapp             1997    208,845    117,162     9,450         6,265
Executive Vice President        1996    198,900    101,439     8,820         5,967
                                1995    182,450     27,368     8,354         5,209

     John R. Spruill            1997    194,670    109,210     9,450         5,840
Executive Vice President and    1996    185,400    104,009     8,820         5,562
  Chief Financial Officer       1995     60,000      9,000     6,946         1,575

     M. Lynn Cooper             1997    183,929     93,804     8,925         4,730
Executive Vice President        1996    174,772     80,220     8,820         4,500
                                1995    157,410     23,612     5,841         4,245
------------------------------------------------------------------------------------


(a) These amounts represent bonuses payable pursuant to the Company's Short Term Incentive Plan (STIP) described elsewhere in this Proxy Statement.

(b)  The options listed have been adjusted to reflect stock dividends

(c) These amounts, except as described in footnote (d) below, represent the Company's contribution to the Company's 401(k) Plan and Savings Equalization Plan ("SEP"). The purpose of the SEP is to provide a supplemental savings program for eligible employees who are limited in the amount of contributions to the Company's 401(k) Plan because of Internal Revenue Service regulations.

(d) The Board of Directors approved a one time retirement bonus of $100,000 to Mr. Cooper upon his retirement on January 2, 1998.

                                  STOCK OPTIONS

  The following tables summarize option grants to and exercises by the named executive officers during 1997 as well as the value of options held by such persons at the end of the year.




                        OPTION GRANTS IN LAST FISCAL YEAR

                     Individual Grants
------------------------------------------------------------------         Potential
                      Number       % of                                Realizable Value
                        of        Total                                at Assumed Annual
                    Securities   Options    Exercise                     Rates of Stock
                    Underlying  Granted to  or Base                    Price Appreciation
                     Options    Employees    Price                      For Option Term (b)
                     Granted       in        ($ Per    Expiration   ------------------------
   Name                (a)     Fiscal Year   Share)       Date           5%          10%
--------------------------------------------------------------------------------------------

H. Lee Cooper III     10,920      2.34%      $38.57      6/30/07     $264,885    $  671,275

James J. Giancola     19,845      4.25        38.57      6/30/07      481,378     1,219,914

David L. Knapp         9,450      2.02        38.57      6/30/07      229,227       580,910

John R. Spruill        9,450      2.02        38.57      6/30/07      229,227       580,910

M. Lynn Cooper         8,925      1.91        38.57      6/30/07      216,492       548,638

============================================================================================

(a)  All  options were granted on June 30, 1997, and the exercise  price  was
     established at the then current market value of the Common Stock.   One
     third of each option grant becomes exercisable on December 30, 1997, June 30, 1998 and June 30, 1999. The options reflect the 5 percent stock dividend issued on September 18, 1997.

(b) The dollar amounts under these columns represent potential realizable value on a pre-tax basis in at the end of the 10-year option term, assuming annual appreciation in the Common Stock price of 5 percent and 10 percent, respectively, less the exercise price. The appreciation rates are set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation in the Common Stock price.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                          Number of Securities Underlying
                      Shares                    Unexercised Options
                     Acquired                   at Fiscal Year-End
                        on        Value   --------------------------------
    Name             Exercise    Realized    Exercisable  Unexercisable
--------------------------------------------------------------------------------
H. Lee Cooper III      3,375      $79,201       65,690       30,263

James J. Giancola       ---         ---         59,835       13,229

David L. Knapp          ---         ---         42,420        6,300

John R. Spruill         ---         ---         18,918        6,300

M. Lynn Cooper          ---         ---         30,434        5,951

================================================================================


                               Value of Unexercised
                               In-The-Money Options
                              at Fiscal Year-End (a)
                            ----------------------------
    Name                    Exercisable    Unexercisable
--------------------------------------------------------------------------------
H. Lee Cooper III           $1,581,314       $618,855

James J. Giancola            1,365,326        127,216

David L. Knapp                 999,909         60,583

John R. Spruill                395,533         60,583

M. Lynn Cooper                 693,495         57,227

================================================================================


(a) These two columns represent the pre-tax gain calculated at the fair market value of Common Stock at year-end 1997 of $48.19 per share less the exercise price.


                                CHANGE OF CONTROL

     Messrs. Giancola, Knapp, Spruill, and M. Lynn Cooper each have entered into a change of control agreement with the Company that provides certain benefits as described below upon a "change of control" of the Company (as defined in the
agreements).   If, during the six months prior to or eighteen months  subsequent to a change in control of the Company, the executive officer terminates his employment for "good reason" (as defined in the agreements) or the Company terminates the executive officer's employment for a reason other than "cause" (as defined in the agreements), then the executive officer will receive (i) a lump-sum payment equal to his Termination Compensation (as defined below)
multiplied by the Payment Period (as defined below) and (ii) certain family medical, life insurance and other welfare benefits (subject to certain limitations and at the same cost as charged to active executive employees receiving similar coverage). The "Termination Compensation" for the executive officer is defined in the agreements as the sum of (a) his highest rate of base salary during the previous twelve months, plus (b) one twelfth of his average
annual incentive  compensation.   The  "Payment  Period" is  defined  in  the
agreements as 36 months, which is subject to reduction by one for each full calendar month in which the executive officer remains in the employ of CNB after the change of control date. The pending merger with Pinnacle constitutes a change of control under the agreements. The agreements further provide that during the executive officer's employment or Payment Period the executive officer may not compete with CNB or its successors within 100 miles from Evansville, Indiana or 50 miles from its nearest banking office.

                                  PENSION PLAN

     On an ongoing basis, the Company combines the various pension plans of its newly-acquired subsidiaries into one noncontributory pension plan, the CNB Bancshares, Inc. Employee Pension Plan (the "Pension Plan"). The Pension Plan is for the benefit of all full-time and eligible part-time employees. Additionally, certain executive officers (including four of the executive officers named in the Summary Compensation Table) of the Company participate in the CNB Bancshares, Inc. Pension Equalization Plan (the "PEP"). The purpose of the PEP is to supplement the benefits payable under the Pension Plan to the extent they are reduced by the maximum compensation and maximum benefit limitations imposed by the Internal Revenue Code.

     Full-time employees become eligible to participate in the Pension Plan when they have reached the age of 21 and have one year of continuous service. Participants are fully vested after five years of continuous service in the Pension Plan. The Pension Plan provides for full monthly benefits upon reaching age 65, the normal retirement age. Early retirement becomes available at age 55 with reduced monthly benefits. The cost of the Pension Plan is based on actuarial valuations in accordance with the requirements of the Internal Revenue Service and the Department of Labor.

     Benefits under the Pension Plan and the PEP are based upon (a) the participant's average base compensation (annual salary as reported in the Summary Compensation Table excluding bonuses) during the five consecutive years in which his compensation was the highest, (b) the number of years of service, and (c) the years in which that service was credited. On January 1, 1994 the benefits under the Pension Plan and the PEP were amended such that all years of service credited after January 1, 1994 result in annual retirement benefits as listed in Pension Table B. All years of service credited prior to January 1, 1994 result in annual retirement benefits as listed in Pension Table A. Eligible compensation under the Pension Plan is limited to the amount on which a pension expense deduction may be based under current Internal Revenue Service regulations (which amount was $160,000 in 1997). Compensation in excess of the Internal Revenue Service limitations is taken into account under the PEP. The years of service factor under the Pension Plan reaches its peak after 25 years of service. The annual retirement benefits are not subject to any deduction for Social Security or other offset amounts.

     The executive officers named in the Summary Compensation Table of the Company during 1997 have accumulated the following number of years of credited service under Pension Plan A: H. Lee Cooper III, 25; Giancola, 1; Knapp, 25; and
M. Lynn Cooper, 7. Under Pension Plan B, Messrs. Giancola and M. Lynn Cooper have each earned five years and Mr. Spruill has earned two years of credited service.

     The following tables present combined annual retirement benefits upon reaching age 65 under the Pension Plan and the PEP based upon the highest five years' average earnings and years of service indicated and when those years of service were credited.


                              PENSION PLAN TABLE  A

                                              Estimated Annual Pension
Average Annual Earnings for             Based upon Years of Service Indicated
the Highest Compensated Five     -----------------------------------------------
Years of Service                 5 Years  10 Years  15 Years  20 Years  25 Years
-------------------------------------------------------------------------------------
 $   50,000   . . . . . . .      $5,375   $10,750   $16,125   $21,500   $26,875
    100,000   . . . . . . .      11,000    22,000    33,000    44,000    55,000
    150,000   . . . . . . .      16,625    33,250    49,875    66,500    83,125
    200,000   . . . . . . .      22,250    44,500    66,750    89,000   111,250
    250,000   . . . . . . .      27,875    55,750    83,625   111,500   139,375
    300,000   . . . . . . .      33,500    67,000   100,500   134,000   167,500
    350,000   . . . . . . .      39,125    78,250   117,375   156,500   195,625
    400,000   . . . . . . .      44,750    89,500   134,250   179,000   223,750
    450,000   . . . . . . .      50,375   100,750   151,125   201,500   251,875

-------------------------------------------------------------------------------------

                              PENSION PLAN TABLE B

                                             Estimated Annual Pension
Average Annual Earnings for            Based Upon Years of Service Indicated
the Highest Compensated Five    ------------------------------------------------
Years of Service                5 Years   10 Years  15 Years  20 Years  25 Years
-------------------------------------------------------------------------------------
 $   50,000   . . . . . . . .   $3,602    $7,204    $10,806   $14,408   $18,010
    100,000   . . . . . . . .    7,852    15,704     23,556    31,408    39,260
    150,000   . . . . . . . .   12,102    24,204     36,306    48,408    60,510
    200,000   . . . . . . . .   16,352    32,704     48,056    65,408    81,760
    250,000   . . . . . . . .   20,602    41,204     61,806    82,408   103,010
    300,000   . . . . . . . .   24,852    49,704     74,556    99,408   124,260
    350,000   . . . . . . . .   29,102    58,204     87,306   116,408   145,510
    400,000   . . . . . . . .   33,352    66,704    100,056   133,408   166,760
    450,000   . . . . . . . .   37,602    75,204    112,806   150,408   188,010

-------------------------------------------------------------------------------------

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation and Corporate Structure Committee (the "Compensation Committee") of the Board of Directors, which consists solely of the non-employee Directors named below, met five times in 1997. The Compensation Committee is responsible for establishing and administering an equitable salary and benefits program for all officers. The Compensation Committee also administers the Company's Executive Compensation Program, which was originally adopted in 1988 to support long and short-term objectives critical to the success of the Company. These objectives are to:

         -   attract and retain a pool of high caliber executive talent;

         - motivate and reward outstanding executive and corporate performance; and

         - link shareholder related performance measures of earnings per share and return on average equity with Company and individual performance goals.

     In order to achieve these objectives, the Executive Compensation Program consists of three elements: 1) a Base Salary Plan, 2) a Short-Term Incentive Plan, and 3) a Long-Term Stock Incentive Plan. The overall program is reviewed at least annually by the Compensation Committee, and any modifications are approved by the entire Board of Directors of the Company.

     The Compensation Committee believes the Executive Compensation Program should be based on maintaining base salaries at sufficient levels to attract and retain qualified executive talent. Further, the Compensation Committee believes that a substantial portion of cash compensation should be related to specific annual performance criteria such as earnings per share growth and return on average equity, thereby emphasizing achievement of near-term results that directly affect shareholder value. In order to appropriately align management's objectives with the long-term financial interests of shareholders, and to maintain a balance between short-term and long-term goals, the Compensation Committee encourages management to have a proprietary interest in the Company through increased stock ownership. The Compensation Committee has not established target equity ownership levels for its executives, but it does achieve increased stock ownership through the annual grant of stock options and the payment of incentive awards through a combination of cash and Common Stock. The Compensation Committee believes the annual award of stock options and the payment of incentive awards to be an important part of the Executive Compensation Program.

BASE SALARY PLAN

     The Compensation Committee determines the annual base salaries and salary ranges for the top executive officers. The Compensation Committee also approves the salary ranges for other officers of the Company. The determination of base salaries and ranges is based upon competitive norms for similar positions in a comparison group of similar regional bank holding companies. The companies in the comparison group are similar to the Company in either asset size, earnings performance, or geographic location. In order to assist in this process, the Company retains independent consultants to provide such information to the Compensation Committee. Actual base salaries are tied to the performance of the individual executives against standards established for each officer at the beginning of each year, as well as the relationship of actual salary to the midpoint of the applicable salary range. These standards were considered by the Compensation Committee in establishing the base salary of the Chairman of the Board and Chief Executive Officer. In setting the salary of the Chief Executive Officer, the Committee evaluated his performance on the basis of the Company's earnings and revenue growth, his major contribution to the Company's operations and support systems, and the expanded products and services the Company now offers. The base salaries of the Chief Executive Officer and the other officers as provided in the Summary Compensation Table were set at or near the midpoints of the respective salary ranges by the Compensation Committee.

SHORT-TERM INCENTIVE PLAN

    Since 1989, the Company has maintained an annual Short-Term Incentive Plan (the "STIP") for certain key officers. There were 102 officers, including those named in the Summary Compensation Table, participating in the STIP during 1997. The STIP provides for the payment of additional compensation contingent upon the achievement of certain corporate and shareholder-related performance goals and the participant's achievement of certain individual performance goals. The
awards  are  based  upon a percentage of the participant's  base salary.   STIP
participants are required to receive at least 30 percent of their award in Common Stock, which is valued at its market price on the award date. The annual corporate and shareholder-related goals are intended to stretch the efforts of management to achieve higher performance levels given the facts and circumstances known to the Compensation Committee at the time the goals are
established.   At  the  beginning  of  each plan  year, participants  establish individual goals which are linked to the Company's business and strategic plans. The individual goals relate to the specific business segments for which the participant has responsibility and are intended to challenge the participants to perform beyond expected levels of performance.

     The Compensation Committee established four payout matrices based on specific corporate and shareholder-related performance goals relating to the Company's growth of earnings per share and reaching a targeted level of return on average equity. Participants have been assigned to one of the four payout matrices based upon their level of responsibility and expected level of contribution to the Company's achievement of its corporate and shareholder-related performance goals. The payout matrices used to determine the amount of awards based solely upon the Company's performance range from 5 percent to 80 percent of a participant's base salary. The actual amount of a participant's award under the STIP is calculated as follows. First, the corporate component of the participant's award is determined by reference to the tier to which the participant had been assigned under the payout matrix and the performance of the Company in relation to the pre-established corporate and shareholder-related performance goals. Second, the amount of the participant's award, determined under the first step, may be increased or decreased (up to a maximum of 50 percent of the award) based upon the participant's achievement of his or her individual goals during the plan year. The STIP allows for the payment of awards of up to 5 percent of a participant's base salary in the event the participant achieves his or her individual performance goals, but the Company fails to achieve its corporate and shareholder-related performance goals.

     For 1997, the lowest earnings level at which STIP bonuses would be paid was $2.23 per share provided that return on equity exceeded 13 percent. The maximum STIP bonuses would have been paid once the Company's earnings per share exceeded $2.42. The Company's return on average equity was 15.38 percent exceeding the minimum target. Based upon the 18 percent increase in operating earnings per share and the pre-determined payout matrix, the President and Chief Executive Officer, Mr. Giancola, was to be awarded an incentive bonus equal to 68 percent
of  his  base salary.   The Compensation Committee reviewed  Mr.  Giancola's
accomplishments toward his 1997 goals and made no adjustment to the base award.

LONG-TERM STOCK INCENTIVE PLANS

         The Company maintains the Long-Term Incentive Stock Option Plan and the 1995 Stock Incentive Plan (the "Plan"). The Board and the Compensation Committee believe that this flexible long-term, stock-based incentive plan enhances the Company's ability to attract, retain and reward management with exceptional talent and provides the Company with the ability to develop incentive programs which are responsive to the demands of the
marketplace.   The Compensation Committee  also  believes that the stock option grants afford a desirable longterm compensation method because they closely align the interests of management with those of shareholders. Sixty-one officers, including those listed in the Summary Compensation Table, received grants under the Plan during 1997. In determining the grants of stock options to the Chief Executive Officer, as well as other named officers in the Summary Compensation Table, the Compensation Committee took into account the respective scope of responsibility, performance requirements, and recent and expected contributions of the Plan participants to the Company's achievement of its long-term performance objectives.

     In 1997, the Company adopted a broad based stock option plan to reward each associate of the Company for their significant contributions to the Company and to intensify the focus on team performance. "Options 2000" was designed to foster an entrepreneurial spirit in all associates and align the interests of associates and shareholders. Officers receiving stock option grants from the 1995 Stock Incentive Plan are excluded from Options 2000. A total of 285,000 options were granted to associates under the Options 2000 program. Options 2000 grants are not exercisable for three years from the grant date or until the price of the Company's Common Stock exceeds $61.90 for ten consecutive trading days.

1997 Compensation Committee        Robert L. Koch II, Chairman
                                   John D. Engelbrecht
                                   Burkley F. McCarthy

                    SHAREHOLDER RETURN PERFORMANCE COMPARISONS

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500, the SNL NYSE Bank Index, and the SNL Midwest Bank Index over the past five years based on an initial $100 investment on December 31, 1992. This analysis assumes that all dividends are reinvested. The compound annual total return for CNB Bancshares, Inc. from 1992 through 1997 was 21 percent.

                      Comparison of Five Year Cumulative
                   Total Return of CNB Bancshares, Inc. Versus
             S&P 500, SNL NYSE Bank, and SNL Midwest Bank Indices

                           1992    1993     1994     1995    1996   1997
                           ----    ----     ----     ----    ----   ----
CNB                        100     122      130      134     212    263
S&P 500                    100     110      112      153     189    251
SNL Midwest Banks Index    100     105      101      149     203    329
SNL NYSE Banks Index       100     109      105      166     235    346

Source:  SNL Securities, LC

                 TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

     Directors and officers of the Company, and some of the corporations and firms with which certain Directors and officers are associated, have been indebted to the Company's subsidiary banks for loans of $60,000 or more, and it is anticipated that some of these persons, corporations and firms will continue to be indebted to the subsidiary banks on a similar basis in the future.
All loans extended to such persons, corporations and firms, since the beginning of the last full fiscal year, were made in the ordinary course of business and did not involve more than normal risk of collectibility or present other unfavorable features. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable bank transactions with unaffiliated persons.

     Outside of normal customer relationships, none of the Directors or officers of the Company, or the corporations and firms with which such persons are associated, currently maintains or has maintained since the beginning of the last full fiscal year, any significant business or personal relationship with
the  Company or  its subsidiaries, except for the following  instance.   During
1997, the Company and its subsidiaries paid $408,000 to Edmund L. Hafer & Associates, P.C. for architectural and engineering services. These services represent more than five percent of the gross revenues of Edmund L. Hafer & Associates. Director Hafer is the President and majority shareholder of the firm. The Company and its subsidiaries expect to have now, and in the future, similar transactions in the ordinary course of business with the firm.

           ITEM 2. AMENDMENT OF RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
             COMMON STOCK FROM FIFTY MILLION TO ONE HUNDRED MILLION

     The second Item to be acted upon at the Annual Meeting is an amendment (the "Amendment") to Article V, Section 1(b) of the Restated Articles of Incorporation of the Company. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company's
Common Stock.   A  vote against this Item gives rise to no rights on the  part of the shareholder casting such vote.

GENERAL

     The Board of Directors has determined that amending Article V, Section 1(b) of the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock is advisable and has voted unanimously to
recommend  that  the shareholders  adopt the  Amendment.   The  Amendment  will
increase the number of authorized shares of the Company's Common Stock, no par value, from fifty million (50,000,000) to one hundred million (100,000,000). The Company last increased the number of authorized shares of Common Stock in 1993 from fifteen million (15,000,000) to fifty million (50,000,000). The newly authorized shares will be available for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit or dividend reinvestment plan distribution, other distributions such as stock dividends or stock splits, or for other corporate purposes. The Company does not presently have any definite plans or commitments that would require the issuance of any of the additional shares to be authorized by the Amendment, but wants to place itself in a position to do so when needs arise and market conditions warrant.

     The Board of Directors believes that the Amendment is in the best interests of the Company and its shareholders. Before voting on the proposal to approve the Amendment, however, shareholders are urged to read carefully the following sections of this Proxy Statement, which further describe the Amendment and its purposes.

REASON FOR THE AMENDMENT

     As of March 5, 1998, there were _____ million shares of Common Stock issued and outstanding. The Company expects to issue an additional 14.3 million shares during the second quarter of 1998 in connection with its pending mergers with Pinnacle and National Bancorp of Tell City, Indiana. In addition, the Company has reserved 2.3 million shares for issuance under the Company's Dividend Reinvestment and Stock Purchase Plan and stock option plans. In the opinion of the Board of Directors, the remaining 13 million authorized and unissued shares of Common Stock are insufficient to meet the capital needs of the Company.

     The newly authorized shares of Common Stock, which will be identical to the shares of Common Stock presently authorized, may be issued for such consideration as shall be authorized from time to time by the Board of Directors, subject to any required regulatory approvals, but without further action by the shareholders unless specifically required by applicable law or New York Stock Exchange rules. In connection with any issue and sale of such shares, the number of shares to be issued and sold and the terms upon which they may be issued and sold will necessarily be determined by conditions existing at the time of such issue and sale. Shareholders of the Company do not have the preemptive right to subscribe on a pro-rata basis to any future issuance of shares.

  The Board of Directors believes that the authorization of additional shares of Common Stock will provide the flexibility required to meet future capital needs of the Company, whether as a result of internal growth on the part of the Company and its present subsidiaries, or as a result of external growth from the acquisition or formation by the Company of additional financial institutions or business entities of the types permitted to be acquired or formed by a bank holding company. The Board of Directors does not presently have any definite plans or commitments with respect to the issuance of the additional shares of Common Stock to be authorized by the Amendment, other than in connection with the Company's Dividend Reinvestment and Stock Purchase Plan, and stock
option plans.   In this regard, however, the Board of Directors explores, on an ongoing basis,  potential opportunities for expanding the  Company  by  way  of
future acquisitions   of  financial  institutions  and  related  entities where
the consideration may be shares of Common Stock and evaluates, from time to time, the necessity or desire for additional capital funds through issuances of Common Stock or securities convertible into Common Stock. The Board of Directors believes that the ability to issue additional shares of Common Stock in any future expansion transaction or capital raising endeavor, without the costs and delays incident to obtaining shareholder approval at the time of such issuance, is vital to the continuing success of the Company in an increasingly competitive marketplace for financial institutions.

     In addition, the Board of Directors has declared a stock dividend each year
since  1990.   It is currently anticipated that the Board of Directors  will continue to declare annual stock dividends similar to those paid in past years creating a need for additional authorized shares.

 OTHER CONSIDERATIONS

     POSSIBLE ANTI-TAKEOVER EFFECT OF PROPOSED AMENDMENT. Although the proposed Amendment to Article V of the Company's Restated Articles of Incorporation is being proposed by the Company's Board of Directors for reasons other than as an "anti-takeover" device, the additional authorized shares, if issued, could make it more difficult for a person or group of persons to acquire the requisite amount of stock needed to control the Company. The issuance of additional shares thus could have the effect of making it more difficult to remove incumbent management. The Amendment is not part of a plan by the Company's Board of Directors to propose a series of new anti-takeover measures and the Board of Directors does not presently intend to propose additional anti-takeover measures in future proxy solicitations.

     POTENTIAL ANTI-TAKEOVER PROVISIONS PRESENTLY IN THE COMPANY'S RESTATED ARTICLES OF INCORPORATION. Certain provisions of the Company's Restated Articles of Incorporation may be viewed as having an "anti-takeover" effect in that they may reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by the Company's Board of Directors. The Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders to encourage potential acquirers to negotiate directly with the Company's Board of Directors and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts. It is also the view of the Company's Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and which is in the best interest of all shareholders. These provisions may, however, also have the effect of discouraging a future takeover attempt which would not be approved by the Company's Board of Directors, but pursuant to which shareholders may receive a premium for their shares over the then current market prices. As a result, shareholders who might desire  to participate in such a transaction may not have an opportunity
to  do so.   Such  provisions will also render the removal of the  Company's
Board of Directors and management more difficult. These provisions are summarized below.

         CLASSIFICATION OF BOARD OF DIRECTORS. The Board of Directors of the Company is divided into three classes, and the directors are elected by classes to three-year terms. Approximately one-third of the directors of the Company
are elected  at  each Annual Meeting of Shareholders.   Although  it promotes
stability and continuity of the Board of Directors, classification of the Board of Directors (combined with the fact that shares of the Company's Common Stock do not have cumulative voting rights in the election of directors) may have the effect of decreasing the number of directors that could otherwise be elected by anyone who obtains a controlling interest in the Company's Common Stock and thereby could impede a change in control of the Company or discourage certain offers (possibly including some offers which shareholders may feel would be in their best interest). Because of the additional time required to change control of the Board of Directors, a staggered Board of Directors also tends to perpetuate present management.

        BUSINESS COMBINATIONS. The Company's Restated Articles of Incorporation include a so-called "fair price" provision. This provision generally provides that mergers, other business combinations and similar transactions and the sale, lease, mortgage or other disposition of more than 10 percent of total assets involving the Company or any of its subsidiaries and any person or entity beneficially owning directly or indirectly more than 10 percent of the outstanding voting stock of the Company, or affiliates or associates of such an entity (a "CNB 10 percent Shareholder"), may not be consummated without the approval of the holders of at least 80 percent of the voting stock of the Company, unless either (a) the transaction is approved by a majority of the members of the Board of Directors of the Company who are not affiliated with the CNB 10 percent Shareholder; or (b) the transaction meets certain minimum ("fair
price")  price requirements  (in  either  of  which  cases,  only  the   normal
shareholder and director approval requirements of Indiana corporate law would govern the transaction).

     The primary purpose of the Company's "fair price" provision is to provide additional safeguards for the remaining shareholders in the event that an
individual  or  entity becomes a majority shareholder of the  Company.     If
the Company comes under the control of a single person or entity, substantial inequities could befall the minority shareholders. A bid for control of a target company is often followed, in time, by a complete business combination that eliminates minority interests in the target company
on terms often unfavorable to the minority:   a  so called "two-tier" structured
takeover. Minority shareholders in these circumstances may be forced out by the controlling shareholder in a business combination transaction at a time and for a price (cash or other types of consideration, often including debt instruments) not to their liking. The price per share in such transaction often is lower than the price per share previously paid by the controlling shareholder for its controlling block of stock in the first tier of the takeover. Yet, the minority shareholders may have no alternative unless they choose to follow the statutory procedures for appraisal rights as a dissenting shareholder or to bring legal action against the controlling shareholder for breach of fiduciary duty, either of which procedures may be costly and time consuming.

     The  Company's higher shareholder vote requirements make it more difficult for a single shareholder to obtain ultimate "control" over the Company in the sense of being able unilaterally to effect a completed business
combination  on the  controlling shareholder's  own terms.   A  disadvantage  of
these higher shareholder vote requirements, however, is that outside parties contemplating an attempt to acquire control over the Company by acquiring less than all of its outstanding stock may be discouraged from making such an attempt, because ultimate "control" will require obtaining a higher percentage of the outstanding shares of the Company's Common Stock than if normal shareholder vote requirements were in effect. As a result, premium offers for the Company's Common Stock from outside parties interested in acquiring control may be somewhat less likely from such parties than premium offers
for  other  similar companies  without  such voting requirements.   In
addition, because outside parties may be somewhat less likely to attempt to acquire control over the Company due to its higher shareholder vote requirements, the management of the Company may be somewhat less vulnerable to removal in the future than would be the case if such provisions were not in effect.

         REMOVAL OF DIRECTORS. The Company's Restated Articles of Incorporation provide that at a meeting called expressly for that purpose, a director or the entire Board of Directors may be removed without cause only upon the affirmative vote of the holders of not less than 80 percent of the shares entitled to vote generally in an election of directors. At a meeting called expressly for that purpose, a director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his election. The Restated Articles of Incorporation provide that, except as may be otherwise provided by law, cause for removal will be construed to exist only if the director whose removal is proposed (a) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; or (b) has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Company in a manner of substantial importance to the Company, and such adjudication is no longer subject to direct appeal. The Company's 80 percent shareholder vote requirement for removal of directors without cause precludes a majority shareholder from circumventing the classified Board of Directors by decreasing the size of the Board of Directors until its nominees have a numerical majority or by removing directors not up for election, filling the resulting vacancy with its nominees, and thereby gaining control of the Board of Directors. The removal provisions would make it more difficult for shareholders of the Company to change the composition of the Board of Directors even if the shareholders believe such a change would be desirable.

         AMENDMENT OF RESTATED ARTICLES OF INCORPORATION. The Company's Restated Articles of Incorporation provide that, notwithstanding any other provision of the Restated Articles of Incorporation or any provision of law or any preferred stock designations, the provisions of Article VII (relating to the classification, number, terms, removal of directors and newly created directorship and vacancies), Article IX (relating to special meeting of shareholders) and Article X (relating to the "fair price" provisions discussed above) may be altered, amended or repealed only with the affirmative vote of the holders of 80 percent of the Company's Common Stock then entitled to vote in an election of directors.

         SPECIAL MEETING OF SHAREHOLDERS. The Company's Restated Articles of Incorporation require that shareholders must hold at least 80 percent of the outstanding voting shares of the Company in order to call a special meeting of shareholders. This provision is intended to discourage attempts by the holders of less than 80 percent of the outstanding voting stock of the Company from disrupting the business of the Company between Annual Meetings of Shareholders by calling special meetings. Such a provision, however, makes it more difficult for a shareholder or shareholder group to take action where such action is opposed by a majority of the Board of Directors and management of the Company; and it may delay the removal of directors, even if cause exists for such removal.

VOTE REQUIRED

     The Amendment will be adopted if it is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock. It will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Indiana.

     The Board of Directors believes this action will be in the best interests of the shareholders and, accordingly, recommends a vote "FOR" this proposal, which is ITEM 2 on the proxy. Any properly executed proxy received by the Secretary will be voted "FOR" this proposal unless otherwise indicated on the proxy.

                                INDEPENDENT AUDITORS

     During the year ended December 31, 1997, KPMG Peat Marwick LLP was employed to perform the annual audit and to render other services. KPMG Peat Marwick LLP has served as independent auditors of the Company for the last two years. Representatives of KPMG Peat Marwick LLP will be present at the Meeting and will be available to answer questions and discuss matters pertaining to the
Independent   Auditors'  Report  contained  in  the  1997 Annual   Report to
Shareholders, and they will have the opportunity to make a statement, if they so desire.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in the proxy statement
and  considered  at the Meeting must be submitted on a timely basis.   Proposals
for the 1999 Annual Meeting of Shareholders must be received by the Company no later than November 26, 1998. Any such proposals, together with supporting statements, should be directed to the Secretary of the Company.

                                  OTHER MATTERS

     The Company will provide without charge to each shareholder, upon written request, a copy of the Company's 1997 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission. All written requests should be directed to Mr. Ralph L. Alley, Senior Vice President and Controller, CNB Bancshares, Inc., P.O. Box 778, Evansville, Indiana, 47705-0778.

    The Board of Directors of the Company is not aware of any other matters which will be presented for consideration at the Meeting. The proxies may, however, be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

                       By Order of the Board of Directors



                        DAVID L. KNAPP
                        Secretary


March 23, 1998




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